UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-31896 (Commission File Number)	15-6018501 (IRS Employer Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws.

        On January 21, 2005, the Board of Directors of the Company ratified and approved certain amendments to the Company’s existing Bylaws. The amendments consist primarily of: (i) a simplified indemnification clause (Article 26) which provides that any director or officer of the Company serving as such on behalf of the Company shall be indemnified, or held harmless, by the Company against any expense, liability or loss incurred in connection with any criminal or civil action, suit or proceeding brought against such director or officer by reason of his or her service to the Company. (The former indemnification provision extended to employees of the Company, and also provided that those directors, officers and/or employees who were also called as a witness to any action or proceeding other than one brought by or in the right of the Company may seek indemnification. Also the amendment deletes language in the former indemnification clause which provided that an entitlement to indemnification was presumed, unless a majority of the directors not involved in the proceeding determined otherwise); (ii) amending the timeframe for determining the record date for shareholders entitled to vote at any annual or special meeting, to be not less than ten (10) days, nor more than sixty (60) days (formerly 50 days) prior to the annual meeting, and the date for the payment of dividends (or certain allotment, conversion or exchange rights) to be not more than 60 days (formerly 50 days) prior to any dividend payment or other applicable event (Section 7.1); and (iii) revising the Amendments provision (Article 34) to change from a supermajority (i.e., 66 2/3%) to a simple majority (i.e., greater than 50%) the shareholder vote required to amend or repeal the bylaws or adopt any new bylaws.

        The amendments which relate to a directorship include (i) a new provision which requires a director to give written notice of resignation to the Board of Directors, its Chairperson or Secretary, and the effective time of any such resignation; (ii) a new clause which provides for an age limitation – a director may not be elected or re-elected in the year in which he or she attains the age of 70. Regarding shareholder meetings, the adopted amendments include, among other things, that written notice of meetings be given to shareholders at least 10 days and not more than 60 days (formerly stated that at least 20 days’ notice be given); that notice of shareholder meetings are not required to be given to any shareholder who waives notice thereof (Section 3.4)); and the proper submission by a shareholder of business to be brought before a meeting. With respect to matters relating to officers and certain of their functions, an amendment which (i) clarifies who may assign duties to Executive and Senior Vice Presidents and to Vice Presidents of the Company; (iii) provides for a new clause to describing the Vice Chairperson’s duties; (iii) sets forth such persons authorized to call a special meeting of the Board; and (iv) provides that the Compensation and Benefits Committee of the Company’s Board shall fix the compensation of the Chief Executive Officer, President and Chief Financial Officer was adopted. (The former bylaws gave the Board itself such authority). Lastly, a new provision relating to the selection of an independent public accountant, its duties and reports to the Company’s Board of Directors and shareholders was also adopted.

        The Company’s Board of Directors also approved, at its January 21 meeting, a bylaw amendment to provide for a classified board of directors with staggered three (3) year terms, but such amendment is not yet effective, as it is subject to shareholder approval at the Company’s annual meeting of shareholders in April 2005.

        The text of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.2 to this report.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit

Exhibit No. 3.2	Description Bylaws of The Wilber Corporation, as amended and restated, as of January 21, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION (Registrant) /s/ Joseph E. Sutaris Joseph E. Sutaris Treasurer & Chief Financial Officer

Dated: January 27, 2005

EXHIBIT INDEX

Exhibit No. 3.2	Description Bylaws of The Wilber Corporation, as amended and restated, as of January 21, 2005